Exhibit 10.2

HUNTINGTON BANCSHARES INCORPORATED
FIRST AMENDMENT TO THE
2015 LONG-TERM INCENTIVE PLAN

Background

A.	Huntington Bancshares Incorporated (the “Corporation”) currently maintains the Huntington Bancshares Incorporated 2015 Long-Term Incentive Plan (the “Plan”).

B.
The Corporation desires to amend the Plan to eliminate the mandatory minimum 6-month vesting period requirement for awards of stock options, stock appreciation rights, restricted stock, and restricted stock units granted under the Plan.

C.	Article 18 of the Plan gives the Corporation the authority to amend the Plan from time to time.
Amendment

The following amendments are made to the Plan, effective for Awards granted on or after January 1, 2017.

1.	Section 2.32 of the Plan is deleted in its entirety and replaced with the following:

2.32    “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way, which may be the achievement of performance objectives or the passage of time, or both, such that the Shares or RSUs are subject to a substantial risk of forfeiture. A restriction based on the passage of time shall not fully lapse until the date that is three (3) years after the date of grant, except as otherwise may be provided in the Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

2.    Section 6.2 of the Plan is deleted in its entirety and replaced with the following:

6.2    AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the date of grant, vesting restrictions, if any, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Notwithstanding the foregoing, an NQSO shall become fully vested no earlier than the date that is three (3) years after the date of grant of such NQSO, except as otherwise may be provided in the Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

3.	Section 7.3 of the Plan is deleted in its entirety and replaced with the following:

7.3    OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Notwithstanding the foregoing, the Period of Restriction under any Restricted Stock Agreement generally may not fully lapse until the date that is three (3) years after the date of grant of such Restricted Stock, except as otherwise may be provided in a Restricted Stock Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

4.	Section 8.3 of the Plan is deleted in its entirety and replaced with the following:

8.3    OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each RSU, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Notwithstanding the foregoing, the Period of Restriction under any Restricted Stock Unit Award Agreement generally may not fully lapse until the date that is three (3) years after the date of grant of such RSU, except as otherwise may be provided in a Restricted Stock Unit Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

5.	Section 9.2 of the Plan is deleted in its entirety and replaced with the following:

9.2    AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine. SARs granted under this Article 9 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. Notwithstanding the foregoing, a SAR shall not fully vest until the date that is three (3) years after the date of grant of such SAR, except as otherwise may be provided in the Award Agreement for (a) new hires, (b) Retirement, (c) involuntary terminations of employment without Cause, (d) achievement of specific performance objectives, (e) death, (f) Disability, or (g) other circumstances that the Committee determines is in the best interests of the Corporation.

6.	The remainder of the Plan shall remain unchanged.